EXHIBIT 99.1

Red Robin Announces At-The-Market Equity Offering Program

Englewood, Colo. – November 10, 2025 – Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB) (the “Company”), a full-service restaurant chain serving an innovative selection of high-quality gourmet burgers in a family-friendly atmosphere, announced today the establishment of an “at-the-market equity offering” program (“ATM Program”), pursuant to which the Company may offer and sell shares of its common stock, with an aggregate gross sales price of up to $40 million.

The Company currently intends to use the net proceeds from sales of shares under the ATM Program for working capital, debt repayment and other general purposes.

The Shares will be offered through Evercore Group L.L.C. ("Evercore") as sales agent. Evercore may sell Shares by any method permitted by law deemed to be an "at-the-market offering" as defined in Rule 415 of the Securities Act of 1933, as amended, by means of ordinary brokers’ transactions on The Nasdaq Global Select Market or into any other existing trading market for the Shares and such other sales as agreed upon by the Company and Evercore, including to Evercore as principal for its own account. Sales may be made at market prices prevailing at the time of the sale, at prices related to prevailing market prices or at negotiated prices and, as a result, sales prices may vary.

The Company has filed a registration statement (including a prospectus and a related prospectus supplement) with the Securities and Exchange Commission (“SEC”) for the offering of shares of common stock described in this press release, which became effective on November 10, 2025. Prior to investing, prospective investors should read the prospectus in that registration statement, the related prospectus supplement and other documents the Company has filed with the SEC for more complete information about the Company and the ATM Program.

Copies of the registration statement and the accompanying prospectus relating to these securities are available on the SEC’s website at www.sec.gov or may be obtained from: Evercore Group L.L.C., Attention: Equity Capital Markets, 55 East 52nd Street, 35th Floor, New York, New York 10055, by telephone at (888) 474-0200, or by email at ecm.prospectus@evercore.com.

This press release is for informational purposes only and is not an offer to sell or the solicitation of an offer to buy any Shares of the Company, which is made only by means of a prospectus supplement and related prospectus. There will be no sale of securities in any jurisdiction in which the offer, solicitation of an offer to buy or sale would be unlawful.

About Red Robin Gourmet Burgers, Inc. (NASDAQ:RRGB)

Red Robin Gourmet Burgers, Inc., is a casual dining restaurant chain founded in 1969 that operates through its wholly owned subsidiary, Red Robin International, Inc., and under the trade name, Red Robin Gourmet Burgers and Brews. We believe nothing brings people together like burgers and fun around our table, and no one makes moments of connection over craveable food more memorable than Red Robin. We serve a variety of burgers and mainstream favorites to Guests of all ages in a casual, playful atmosphere. In addition to our many burger offerings, Red Robin serves a wide array of salads, appetizers, entrees, desserts, signature beverages and Donatos Pizza at select locations. It's easy to enjoy Red Robin anywhere with online ordering available for to-go, delivery and catering. Sign up for the royal treatment by joining Red Robin Royalty® today and enjoy Bottomless perks and delicious rewards across nearly 500 Red Robin locations in the United States and Canada, including those operating under franchise agreements. Red Robin… YUMMM®!

Forward-Looking Statements

Forward-looking statements in this press release are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions believed by the Company to be reasonable and speak only as of the date on which such statements are made. Without limiting the generality of the foregoing, words such as "expect," "believe," "anticipate," "intend," "plan," "project," "could," "should," "will," "outlook" or "estimate," or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date and cautions investors not to place undue reliance on any such forward-looking statements. Forward-looking statements, including those related to the ATM Program, potential future sales thereunder, and the expected use of proceeds thereof, are subject to various risks and uncertainties that could cause actual results to differ materially from those described in the statements, including but not limited to, the ability of the Company to achieve, and the effectiveness of, our strategies, priorities and plans, risks associated with the ATM Program, including that the Company is not obligated to conduct any sales thereunder; the global and domestic economic and geopolitical environment; our ability to effectively compete in the industry and attract and retain guests; and all additional risk factors described in the Company's Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission.

For media relations questions contact:

Kathleen Bush, Red Robin Gourmet Burgers, Inc.

media@redrobin.com

(303) 846-5114

For investor relations questions contact:

Jeff Priester, ICR

jeff.priester@icrinc.com

(332) 242-4370